EXHIBIT 99.1

Warburg Pincus Private Equity VIII, L.P.

466 Lexington Avenue

New York, NY 10017

TransDigm Group Incorporated (TDG)

March 14, 2006

Explanation of Responses

The stockholder is Warburg Pincus Private Equity VIII, L.P., including two affiliated partnerships (“WP VIII”). Warburg Pincus Partners LLC (“WP Partners LLC”), a subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII. WP VIII is managed by Warburg Pincus LLC (“WP LLC” and together with WP, WP VIII and WP Partners LLC, the “Warburg Entities”). David A. Barr, Michael Graff, Kevin Kruse and Kewsong Lee, directors of TransDigm Group Incorporated, are general partners of WP and managing directors and members of WP LLC. WP Partners LLC and WP LLC may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares owned by WP VIII. WP Partners LLC and WP LLC disclaim beneficial ownership of all shares held by WP VIII. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members of WP LLC and may be deemed to control the Warburg Entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Entities. The address of the Warburg Entities is 466 Lexington Avenue, New York, New York 10017.

1.	Name:	Warburg Pincus & Co.
	Address:	466 Lexington Avenue
New York, New York 10017

2.	Name:	Warburg Pincus LLC
	Address:	466 Lexington Avenue
New York, New York 10017

3.	Name:	Warburg Pincus Partners LLC
	Address:	466 Lexington Avenue
New York, New York 10017

Designated Filer:  Warburg Pincus Private Equity VIII, L.P.

Issuer  & Ticker Symbol:  TransDigm Group Incorporated (TDG)

Date of Event Requiring Statement:  March 14, 2006

WARBURG PINCUS & CO.

By:	/s/ Kewsong Lee	3/14/06
Name: Kewsong Lee		Date
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Kewsong Lee	3/14/06
Name: Kewsong Lee		Date
Title: Partner

WARBURG PINCUS PARTNERS LLC

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Kewsong Lee	3/14/06
Name: Kewsong Lee		Date
Title: Partner